Exhibit 99.2

UNAUDITED HISTORICAL FINANCIAL STATEMENTS OF

CHICAGO TUBE AND IRON COMPANY

CHICAGO TUBE AND IRON COMPANY

UNAUDITED BALANCE SHEET

AS OF FEBRUARY 28, 2011

February 28, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,933,790
Investment securities	8,572,174
Accounts receivable (net of allowance for doubtful accounts of $474,180)	23,962,920
Inventories	28,631,018
Deferred income taxes	639,448
Assets held for sale	1,159,389
Other current assets	223,965

Total current assets	70,122,704

PROPERTY, PLANT, AND EQUIPMENT	48,639,675

OTHER ASSETS	2,453,105

TOTAL ASSETS	$121,215,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$730,000
Accounts payable	9,336,621
Accrued liabilities	7,944,164

Total current liabilities	18,010,785

LONG-TERM LIABILITIES
Long-term debt, less current maturities	5,880,000
Interest rate swap settlement	488,945
Deferred compensation	1,476,058
Deferred income taxes	8,491,575

Total long-term liabilities	16,336,578

Total liabilities	34,347,363

SHAREHOLDERS’ EQUITY
Common stock	1,882
Additional paid-in capital	2,081,371
Accumulated other comprehensive loss	(304,307)
Retained earnings	85,089,175

Total shareholders’ equity	86,868,121

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$121,215,484

CHICAGO TUBE AND IRON COMPANY

UNAUDITED STATEMENTS OF INCOME

THREE MONTHS ENDED FEBRUARY 28, 2011 AND FEBRUARY 28, 2010

	Three Months Ended February 28, 2011	Three Months Ended February 28, 2010
NET SALES	$52,227,159	$42,483,703
COST OF SALES	38,389,086	29,931,696

Gross margin	13,838,073	12,552,007
OPERATING EXPENSES
Warehousing	2,145,320	1,942,298
Selling	1,456,457	1,146,989
Transportation	1,794,649	1,499,424
General and administrative	5,930,092	5,483,100

Total operating expenses	11,326,518	10,071,811
Operating income	2,511,555	2,480,196
OTHER INCOME (EXPENSE)
Interest income	5,720	15,242
Other income (expense)	(2,341)	—
Interest expense	(71,560)	(79,394)

Income before income taxes	2,443,374	2,416,044

Income tax expense	977,350	966,417
NET INCOME	$1,466,024	$1,449,627

CHICAGO TUBE AND IRON COMPANY

UNAUDITED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED FEBRUARY 28, 2011 AND FEBRUARY 28, 2010

	Three Months Ended February 28, 2011	Three Months Ended February 28, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,466,024	$1,449,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	980,942	946,602
Amortization of debt issuance costs	2,741	2,741
Provision for doubtful accounts	90,000	108,000
Realized losses from sale of investment securities	15,615	—
Loss on sale of equipment	(400)	—
Effects of changes in operating assets and liabilities:
Accounts receivable	(6,570,911)	(9,373,254)
Inventories	867,320	516,333
Refundable income taxes	777,106	695,983
Other current assets	(19,410)	(41,458)
Accounts payable	525,154	1,156,452
Other liabilities	(14,766)	(1,357,573)

Net cash used in operating activities	(1,880,586)	(5,896,550)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in other assets	(291,463)	(206,180)
Proceeds from sale of equipment	400	—
Proceeds from sale of investment securities	7,927,331	—
Purchases of investment securities	(7,836,121)	—
Purchases of property, plant, and equipment	(135,987)	(658,427)

Net cash used in investing activities	(335,840)	(864,607)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(263,495)	(277,204)

Net cash used in financing activities	(263,495)	(277,204)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,479,921)	(7,038,361)
CASH AND CASH EQUIVALENTS, BEGINNING OF THREE MONTH PERIOD	9,413,711	25,023,776

CASH AND CASH EQUIVALENTS, END OF THREE MONTH PERIOD	$6,933,790	$17,985,415

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 1 - NATURE OF BUSINESS

Chicago Tube and Iron Company (the Company) operates in two primary business segments within the metals industry: distribution of steel tubing, cold finished bar, pipe, valves and fittings; and the fabrication of pressure parts supplied to various industrial markets, primarily consisting of power generation specific to electric utilities as well as the waste to energy sectors. The Company’s metals distribution business is regional, supplying Midwest markets. To differentiate itself from competitors, the Company provides a variety of value-added services to its distribution product line. The Company’s fabrication operations serve national markets.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair values of available-for-sale securities held at February 28, 2011 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equities	$524,892	$2,143	$2,405	$524,630
Fixed income:
Corporate bonds	2,551,757	—	15,545	2,536,212
International bonds	436,290	6,743	24,362	418,671
Municipal securities	1,816,702	1,417	1,036	1,817,083
Mutual funds	2,927,453	22,407	—	2,949,860

Total fixed income	7,732,202	30,567	40,943	7,721,826
Other	325,000	718	—	325,718

Total investment securities	$8,582,094	$33,428	$43,348	$8,572,174

Proceeds from the sale of available-for-sale securities during the three months ended February 28, 2011 were $7,927,331. The net realized loss from those sales was $15,615.

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated fair value of debt securities at February 28, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Due after one year through five years	$4,334,644	$4,301,585

Due after five through ten years	$795,105	$796,098

The following table presents investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of February 28, 2011:

	Investments in a Continuous Unrealized Loss Position
	Less Than 12 Months		12 Months or More		Total
	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value
Municipal bonds	$1,036	$871,695	$—	$—	$1,036	$871,695

Corporate bonds	$15,545	$2,536,212	$—	$—	$15,545	$2,536,212

International bonds	$24,362	$269,947	$—	$—	$24,362	$269,947

There were two international bonds, two municipal securities and six corporate bonds in an unrealized loss position for less than 12 months. Management considered industry analyst reports, sector credit reports, and volatility in the markets in concluding that the unrealized losses as of February 28, 2011 were primarily the result of customary and expected fluctuations in the bond markets. As a result, all security impairments as of February 28, 2011 were considered temporary.

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 3 - INVENTORIES

Inventories consist of the following:

February 28, 2011
Finished goods and purchased products	$21,618,161
Work in process	7,012,857

$28,631,018

If the FIFO cost method had been used, inventories would have been approximately $13,467,000 higher at February 28, 2011.

NOTE 4 - PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following at February 28, 2011:

February 28, 2011
Land	$5,971,050
Buildings and improvements	39,007,994
Warehouse equipment	34,853,871
Vehicles and office equipment	12,390,065
Construction in progress	125,228

92,348,208
Accumulated depreciation	(43,708,533)

$48,639,675

NOTE 5 - ASSETS HELD FOR SALE

The Company’s long-lived assets held for sale are valued on an asset-by-asset basis at the lower of carrying amount or fair value less costs to sell. Depreciation on those assets held for sale has ceased. The assets held for sale are comprised of certain land, buildings, and equipment that are used in the Company’s Wisconsin and North Carolina operations. The assets held for sale are reported at their carrying amount.

NOTE 6 - NOTES PAYABLE

At February 28, 2011, the Company had an unsecured line of credit in the amount of $15,000,000, due May 2, 2011. The line bears interest at one month LIBOR plus one percent. There were no outstanding loans on this line at February 28, 2011.

The provisions of the credit agreement contain a funded debt to EBITDA ratio requirement.

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 7 - LONG-TERM DEBT

The Company obtained financing from an $8,000,000 Industrial Revenue Bond issued through the Stanly County, North Carolina Industrial Revenue and Pollution Control Authority. The proceeds of this bond were used to finance the acquisition of land and construction of a new facility in North Carolina. The bond matures in April 2018 with the option to provide principal payments annually, April 1. Interest is payable monthly, with a variable rate that resets weekly (.38 percent at February 28, 2011). As a security for payment of the bonds, the Company obtained a direct pay letter of credit issued by JPMorgan Chase Bank, N.A. in an original amount of $8,000,000. The letter of credit reduces annually by the principal reduction amount.

Principal payments on the bonds are optional. It is the Company’s intent to repay the bonds as follows:

2011	$730,000
2012	755,000
2013	785,000
2014	810,000
2015	835,000
2016 and thereafter	2,695,000

6,610,000
Less current portion	730,000

Total	$5,880,000

The Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on the above Industrial Revenue Bond. At February 28, 2011 the effect of the swap agreement on the bond was to fix the rate at 3.46 percent. The swap agreement matures April 2018, but is reduced annually by the amount of the optional principal payments on the bond. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the counterparties.

NOTE 8 - COMMON STOCK

There were 300,000 shares of $.01 par value common stock authorized at February 28, 2011, of which 188,211 were outstanding. During the three months ended February 28, 2011, the Company paid cash dividends of $263,495, or $1.40 per outstanding share.

NOTE 9 - INCOME TAXES

For the three months ended February 28, 2011, the Company recorded an income tax provision of $977,350, or 40 percent. For the three months ended February 28, 2010, the Company recorded an income tax provision of $966,417, or 40 percent. Income taxes computed at the statutory federal income tax rate of 34 percent differ from the provision for income taxes reflected in the

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 9 - INCOME TAXES (CONTINUED)

financial statements, primarily due to the impact of state income taxes on the federal provision and nondeductible permanent differences.

The Company files income tax returns in the U.S. federal jurisdiction and eight states. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2007.

NOTE 10 - BENEFIT PLANS

The Company contributes to various multi-employer pension plans under collective bargaining agreements. Expense for these plans approximated $19,000 in the three months ended February 28, 2011 and $22,700 in the three months ended February 28, 2010.

NOTE 11 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS

The Company’s financial instruments consist principally of cash, investments, accounts receivable, accounts payable, long-term debt, and an interest rate swap agreement. There are no significant differences between the carrying value and fair value of any of these financial instruments.

In determining fair value, the Company uses various valuation approaches within the required fair value measurement framework. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

The Company uses a hierarchy for inputs when measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Defined levels within the hierarchy are based on the reliability of inputs as follows:

•	Level 1 - Valuations based on unadjusted quoted prices for identical assets or liabilities in active markets;

•	Level 2 - Valuations based on quoted prices for similar assets or liabilities or identical assets or liabilities in less active markets, such as dealer or broker markets; and

•

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable, such as pricing models, discounted cash flow models, and similar techniques not based on market, exchange, dealer or broker-traded transactions.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, follows:

Investment securities listed on a national market or exchange are valued at the last sales price, or if there is no sale and the market is still considered active, the last transaction price before year-end. Such securities are classified within Level 1 and Level 2 of the valuation hierarchy.

The fair value of the swap agreement is estimated by a third party using a model that builds a yield curve from market data for actively traded securities at various times and maturities and takes into

CHICAGO TUBE AND IRON COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

February 28, 2011

NOTE 11 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS (CONTINUED)

account current interest rates and current credit worthiness of the respective counterparties. The interest rate swap is classified within Level 2 of the valuation hierarchy.

The following tables set forth financial assets and liabilities measured at fair value in the accompanying balance sheet and the respective levels to which the fair value measurements are classified within the fair value hierarchy as of February 28, 2011:

	February 28, 2011
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Interest rate swap	$—	$488,945	$—	$488,945

Investment securities:
Equities	$—	$524,630	$—	$524,630
Mutual funds	2,949,860	—	—	2,949,860
Corporate bonds	—	2,536,212	—	2,536,212
International bonds	—	418,671	—	418,671
Municipal bonds	—	1,817,083	—	1,817,083
Other	—	325,718	—	325,718

Total investment securities	$2,949,860	$5,622,314	$—	$8,572,174

NOTE 12 - CONCENTRATIONS

The Company maintains its cash accounts with several banks. At February 28, 2011 cash balances were insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor per bank. At times, balances in these accounts may exceed federally insured limits.